UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): October 31, 2017

Symantec Corporation

(Exact Name of Registrant as Specified in its Charter)

Delaware	000-17781	77-0181864
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

350 Ellis Street, Mountain View, CA	94043
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code (650) 527-8000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company    ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.    ☐

Item 2.01	Completion of Acquisition or Disposition of Assets.

On October 31, 2017, Symantec Corporation (“Symantec”) completed the previously-announced sale of certain assets of its website security and PKI solutions (“WSS”) to DigiCert Parent, Inc. (“DigiCert”) and DigiCert, Inc. (“DigiCert OpCo” and, together with DigiCert, the “DigiCert Entities”) pursuant to the terms of that certain Purchase Agreement dated as of August 2, 2017, by and among Symantec and the DigiCert Entities (the “Agreement”). Under the terms of the Agreement, the DigiCert Entities purchased certain assets and assumed certain liabilities of WSS for (i) approximately $960 million in cash and (ii) an approximate 27% equity interest in the common stock of DigiCert.

Attached as Exhibit 99.01 to this Current Report on Form 8-K, and incorporated herein by this reference, is a copy of the joint press release issued by DigiCert and Symantec dated October 31, 2017, announcing the completion of the disposition.

Item 9.01	Financial Statements and Exhibits.

(b)    Pro forma financial information

Unaudited pro forma financial information of Symantec to give effect to the disposition of WSS is included in Exhibit 99.02 filed herewith and incorporated by reference into this Item 9.01.

(d)    Exhibits

Exhibit Number	Exhibit Title or Description

99.01	Press release, dated October 31, 2017

99.02	Pro forma financial information of Symantec Corporation (Unaudited)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SYMANTEC CORPORATION

Dated: November 2, 2017	By:	/s/	Scott C. Taylor
	Name:		Scott C. Taylor
	Title:		Executive Vice President, General Counsel and Secretary